UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2020

SB PARTNERS
(Exact name of registrant as specified in its charter)

New York	0-8952	13-6294787
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

1 New Haven Avenue, Suite 102A, Milford, CT.		06460
(Address of principal executive offices)		(Zip Code)

(203) 283-9593
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Effective April 1, 2020, Mille Cassidy, President and Director, has retired from her current positions of President and Director of SB Partners Real Estate Corporation, the General Partner of Registrant.

(c)     Effective April 1, 2020, Leland Roth, Treasurer and Director, has resigned from his current position of Treasurer of SB Partners Real Estate Corporation, the General Partner of Registrant.

(d)     Effective April 1, 2020, the Board of Directors of SB Real Estate Corporation, the General Partner of Registrant has elected Leland Roth President of SB Partners Real Estate Corporation, the General Partner of Registrant. Mr. Roth has served as Treasurer of the General Partner since 2008.

(e)     Effective April 1, 2020, the Board of Directors of SB Real Estate Corporation, the General Partner of Registrant has elected Joseph Stein, Treasurer of SB Partners Real Estate Corporation, the General Partner of Registrant. Mr. Stein had served as assistant controller of the General Partner from 2002 to 2007.

(f)     Effective April 1, 2020, the Board of Directors of SB Real Estate Corporation, the General Partner of Registrant has elected John Zoeller a member of the board of directors. John Zoeller will continue to serve as the Chief Financial Officer of Registrant.

Exhibits.

NONE

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SB PARTNERS
(Registrant)

	By:	SB PARTNERS REAL ESTATE CORPORATION
General Partner

Principal Financial & Accounting Officer
Dated: April 1, 2020	By:	/s/ John H. Zoeller
John H. Zoeller
Chief Financial Officer

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